CERTIFICATE OF DESIGNATION OF
RIGHTS AND PREFERENCES OF SERIES A
CONVERTIBLE PREFERRED STOCK
OF GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

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Pursuant to Section 151 of the
Delaware General Corporation Law

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        GUARDIAN TECHNOLOGIES INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY that pursuant to the authority contained in its Certificate of Incorporation, as amended, and in accordance with the provisions of the General Corporation Law of the State of Delaware, the Company's Board of Directors has duly adopted the following resolution creating a series of the class of its authorized Preferred Stock, designated as Series A Convertible Preferred Stock:

RESOLVED THAT:

        Whereas, by virtue of the authority contained in its Articles of Incorporation, as amended, the Company has the authority to issue One Million (1,000,000) shares of $.20 par value Preferred Stock, the designation and amount thereof and series, together with the powers, preferences, rights, qualifications, limitations or restrictions thereof, to be determined by the Board of Directors pursuant to the applicable law of the State of Delaware;

        Now therefore, the Company's Board of Directors hereby establishes a series of the class of Preferred Stock authorized to be issued by the Company as above stated, with the designations and amounts thereof, together with the voting powers, preferences and relative, participating, optional and other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, to be as follows:

1.        Designations and Amounts. Six Thousand (6,000) shares of the Company's authorized Preferred Stock are designated as Series A Convertible Preferred Stock, having a Stated Value of $.20 per share.

2.        Definitions. For the purposes of this Resolution the following definitions shall apply:

                    (a)        "Board" shall mean the Board of Directors of the Company.

(b)        "Company" shall mean Guardian Technologies International, Inc., a Delaware corporation.

                                        (c)         "Original Issue Date" for a series of Preferred Stock shall mean the date on which the first share of such series of Preferred Stock was originally issued.

(d)        "Preferred Stock" shall refer to Series A Convertible Preferred Stock.

                                         (e)        "Common Stock" shall refer to the Company's $.001 par value common stock.

(f)        "Stated Value" shall be $.20 per share.

(g)        "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Company or by one or more Subsidiaries.

(h)        "Securities Act" shall mean the Securities Act of 1933, as amended

                                        (i)        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

3.        Dividends.

                                         (a)     The holders of outstanding Preferred Stock shall not be entitled to receive dividends except to the extent declared and paid by the Board of Directors.

(b)        The holders of outstanding Preferred Stock shall be entitled to participate, pro rata, in dividends paid on outstanding shares of Common Stock, if, when and as the Board of Directors shall in their sole discretion deem advisable, and only from the net profits or surplus of the Company as such shall be fixed and determined by the Board of Directors. The determination of the Board of Directors at any time of the amount of net profits or surplus available for dividend shall be binding and conclusive on the holders of all the stock of the Company at the time outstanding.

(c)        Dividends on the shares of Preferred Stock if and when declared and paid shall be cumulative; therefore, if a full or partial dividend on the shares of this series with respect to any dividend period is not declared by the Board of Directors of the Company, the Company shall be obligated to pay full dividend on the shares of this series with respect to such dividend period.

4.        Liquidation Rights.

(a)        In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of each share of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders before any payment or declaration and setting apart for payment of any amount shall be made in respect to any outstanding preferred stock ranking junior to the Preferred Stock or the Common Stock, an amount equal to $20.00 per share. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amount aforesaid, then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Preferred Stock.

(b)        After the payment or distribution to the holders of the Preferred Stock of the full preferential amounts aforesaid, the holders of any preferred stock rank junior to the Preferred Stock and the Common Stock then outstanding shall be entitled to receive all of the remaining assets of the Company.

                                         (c)       Neither a consolidation, merger or reorganization of the Company, a sale or other transfer of all or substantially all of its assets, nor a sale of fifty percent (50%) or more
                                        of the Company's capital stock then issued and outstanding nor the purchase or                                         redemption by the Company of stock of any class, nor the payment of a dividend or distribution from net profits or surplus of the Company shall be treated as or deemed to be a liquidation hereunder.

5.        Redemption.

                    The Company shall have neither the right nor the obligation to redeem any of the outstanding Preferred Stock, and holders of the Preferred Stock shall not have the right to demand the redemption of any of the outstanding Preferred Stock.

6.        Voting Rights.

(a)        Upon issuance, and subject to increase and additional rights as provided below, holders of shares of this series of Preferred Stock shall be entitled to vote with the holders of shares of Common Stock as a single class on all matters presented for a vote to the shareholders of the Company. The number of votes per share of this series of Preferred Stock which can be cast shall be adjusted at such time or times as the conversion price is adjusted so that the number of votes per share of this series of Preferred Stock which may be cast shall always be equal to the full number of shares of Common Stock into which each share of this series of Preferred Stock may be converted when voting with the holders of Common Stock as a single class.

(b)        The right of the holders to vote the shares of Preferred Stock provided in Section 6(a) above shall terminate on the earlier of (i) June 26, 2005 or (ii) upon the automatic mandatory conversion of the Preferred Stock into Common Stock in accordance with the provisions of Section 7 of this Certificate. Following the termination of such voting rights, the holders of outstanding shares of Preferred Stock shall have no voting rights except as otherwise required by the Delaware General Corporation Law.

7.        Conversion. The Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

(a)        Automatic Mandatory Conversion. Each share of Preferred Stock shall automatically convert into 1,000 shares of Common Stock immediately upon the Company achieving from continuing operations at any time (the "Conversion Date") commencing upon the date of issuance and ending on June 26, 2005 an aggregate Earnings Before Income Taxes, Depreciation and Amortization ("EBITDA") of $2,500,000. The EBITDA of $2,500,000 shall be evidenced by the Company's financial statements as filed with the Securities and Exchange Commission in reports prepared and filed under Section 13 of the Exchange Act.

(b)        Except for the automatic mandatory conversion provided for in Section 7(a) above, the Preferred Stock shall not be convertible into and the holders of the Preferred Stock shall have no right to convert such shares into shares of the Company's Common Stock.

        (c)        Procedure Upon Mandatory Conversion. Upon the occurrence of the Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and regardless of whether certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Preferred Stock are surrendered to the Company or the Company's transfer agent. As promptly as possible after the Conversion Date (and after the surrender of the certificate or certificates representing shares of the Preferred Stock to the Company or the Company's transfer agent), the Company shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled and a check or cash with respect to any fractional interest in a share of Common Stock. The holder in whose name the certificate or certificates for Common Stock are to be issued shall be considered to have become a holder of record of such Common Stock on the applicable Conversion Date.

        (d)        Effect of Conversion. All shares of Preferred Stock which have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Preferred Stock so converted shall be retired and canceled and shall not be issued, and the Company may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Convertible Preferred Stock accordingly.

(e)        Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for elsewhere in this Paragraph 7), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustments as provided herein.

(f)        Reorganization, Mergers, Consolidations, or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Paragraph 7) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the company's assets to any other person), then, as a part of such reorganization, merger, consolidation, or sale (except for the acquisition of RJL Marketing Services Inc. (the "RJL Acquisition")), provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting form such merger or consolidation or sale (except for the RJL Acquisition), to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale (except for the RJL Acquisition). In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph 7 with respect to the rights of the holders of the Preferred Stock after the reorganization, merger (except for the RJL Acquisition), consolidation, or sale to the end that the provisions of this Paragraph 7 (including the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g)        Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any reclassification or recapitalization of the capital stock of the Company, any merger (except for the Guardian Merger) or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, entity, or person, or any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company shall mail to each holder of Preferred Stock at least 30 days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up (except for the RJL Acquisition) is expected to become effective, and (C) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up (except for the RJL Acquisition).

(h)        Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company's Common Stock on the date of conversion, as determined in good faith by the Board.

(i)        Notices. Any notice required by the provisions of this Paragraph 7 to be given to the holder of shares of the Preferred Stock shall be deemed given when personally delivered to such holder or five (5) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

(j)        Payment of Taxes. The Company will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock.

(k)        No Dilution or Impairment. The Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment.

(l)        Reservation of Common Stock. The Company has insufficient shares of Common Stock authorized for issuance upon conversion of the Preferred Stock as of the Original Issue Date. Following the receipt by the Company of the approval of its stockholder for an increase in its authorized shares of Common Stock, the Company agrees that the number of shares of Common Stock sufficient to provide for the conversion of the Preferred Stock upon the basis herein set forth will at all times that the shares of Preferred Stock are issued and outstanding be reserved for the conversion thereof.

           8.        No Preemptive Rights. No holder of the Series A Preferred Stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of the unissued stock of the Corporation or of any stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Corporation or to purchase or subscribe for any stock of the Corporation purchased by the Corporation or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Colorado.

                     9.        No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the
          Company by reason of purchase, conversion, or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Company shall be authorized to issue.

                    10.        Amendments. The Company may alter or change the designations, preferences and relative, participating, optional or other special rights of the Preferred Stock with the affirmative vote or written consent as a class of the holders of at least a majority of the shares of Preferred Stock then outstanding, unless the consent or approval of a greater number of shares shall then be required by law.
           Notwithstanding the foregoing, the Company may, at any time or from time to time, authorize the issuance, or issue, additional shares of Preferred Stock or shares of any series or class of stock ranking senior to, or on a parity with, the Preferred Stock as to dividends, rights upon liquidation, redemption or voting rights without the consent of the holders of the Preferred Stock.

        IN WITNESS WHEREOF, said GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. has caused this Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock to be duly executed by its President and attested by its Secretary and has caused its corporate seal to be affixed hereto, this _____ day of _______________, 2003.
GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Attest:
Kevin Houtz Secretary	By: /s/ J. Andrew Moorer J. Andrew Moorer, President
[Corporate Seal]